Exhibit 1.01

Sanmina Corporation

Conflict Minerals Report

For The Year Ended December 31, 2014

I.                                        Background of this Report

This report (the “Conflict Minerals Report”) for the year ended December 31, 2014 is made pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), in accordance with instructions mandated by the Securities and Exchange Commission (the “SEC”). The SEC adopted the Rule in 2012 to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain due diligence and reporting obligations on SEC registrants whose manufactured products contain certain minerals which are necessary to the functionality or production of their products (“Registrants”). The minerals covered by the Rule are cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively referred to herein as “Conflict Minerals”). The Rule identifies certain countries from which Conflict Minerals are sourced as “Covered Countries.”  Covered Countries consist of the Democratic Republic of the Congo (the “DRC”) and countries adjoining the DRC.  The requirements of the Rule apply to Registrants regardless of the geographic origin of the Conflict Minerals and whether or not they fund armed conflict in a Covered Country.

The Rule requires Registrants to conduct in good faith a “reasonable country of origin inquiry,” or “RCOI,” with respect to Conflict Minerals. The purpose of the RCOI is to determine whether any of the Registrant’s Conflict Minerals originated in a Covered Country or are from recycled or scrap sources.

If, based on its RCOI, a Registrant knows that any of its Conflict Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that its Conflict Minerals may have originated in a Covered Country and has reason to believe that its Conflict Minerals may not be from recycled or scrap sources, the Registrant must exercise due diligence on the source and chain of custody of its Conflict Minerals, in accordance with a nationally or internationally recognized due diligence framework, if such a framework is available for the particular Conflict Mineral.  The Rule describes further actions a Registrant must take based on the results of its due diligence on the source and chain of custody of its Conflict Minerals, including obtaining an audit report of its Conflict Minerals Report prepared by an independent private sector auditor unless an exception to the independent private sector audit applies.

This report has been prepared by Sanmina Corporation (“Sanmina,” the “Company,” “we,” “us,” or “our”). Information included in this report covers Sanmina and all of its consolidated subsidiaries.

II.                                   Company Background and Supply Chain

Sanmina Corporation is a leading global provider of integrated manufacturing solutions, components, products and repair, logistics and after-market services. We provide these comprehensive offerings primarily to original equipment manufacturers, or OEMs, in the following industries: communications networks, computing and storage, multimedia, industrial and semiconductor capital equipment, defense and aerospace, medical, clean technology and automotive.

Sanmina has adopted a Conflict Minerals Policy, which is available on our website at http://www.sanmina.com/company-profile/conflict-minerals-policy/index.php.

III.                              Performance of Due Diligence on the Source and Chain of Custody of Conflict Minerals

Our supply chain is complex, with the components and materials used in our customers’ products being sourced through multiple tiers of suppliers. We utilize a commodity coding system to classify the material we purchase.  We used our commodity codes as a way to identify types of products which may contain Conflict Minerals.

Based on our knowledge of our suppliers, we surveyed and performed the RCOI on a subset of our supplier group. The purpose of the RCOI was to determine whether or not the source of such Conflict Minerals was one of the Covered Countries or whether such Conflict Minerals came from recycled or scrap sources. We used the Conflict Minerals Reporting Template (the “Template”) developed by the Electronic Industry Citizenship Coalition (the “EICC”)(1) to collect Conflict Minerals information from our suppliers.

(1) The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.

Slightly more than half of the suppliers we surveyed returned completed Templates to us. We reviewed each completed Template and followed up with suppliers who didn’t return completed Templates to us or who provided incomplete or inconsistent responses. The responses returned, as well as follow up due diligence performed, indicated that approximately 30 smelters included in these suppliers’ supply chains utilized Conflict Minerals originating in the Covered Countries and not from recycled or scrap sources. Nonetheless, most of our suppliers completed the Template at the company level, meaning that they completed the Template based on components and materials used in all of the products sold by them, not just the products purchased by Sanmina. Therefore, it is possible that none of the material from these smelters actually entered our supply chain. Notwithstanding this uncertainty, Sanmina believes it is reasonable to conclude that some Conflict Minerals contained in our products may have originated in the Covered Countries and did not come from recycled or scrap sources. As a result, and as required by the Rule, we undertook further due diligence on the smelter group identified to us as using Conflict Minerals originating in the Covered Countries with the goal of ascertaining whether the sourcing of Conflict Minerals from these smelters or suspected smelters benefitted armed groups in the Covered Countries. We performed this due diligence in good faith and in conformity with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidelines for Responsible Supply Chains of Minerals from High Risk Areas (the “OECD Guidance”) and related supplements in all material respects. We believe the OECD Guidance constitutes an internationally recognized framework for Conflict Minerals due diligence, as required by the Rule.

This due diligence consisted primarily of (1) determining whether such smelter names were included on the EICC/GeSI Conflict Free Smelter List (the “Conflict Free Smelter List”)(2) and (2) working with an independent due diligence firm we retained to provide us with further information about the smelters identified to us through our due diligence process.  Our due diligence firm performed procedures intended to assess the risk that purchases made from such smelters benefitted armed groups in the Covered Countries, including:

•                  Assessing suppliers’ responses to the Template questions and identification of inconsistencies or answers requiring follow-up;

•                  Comparing smelter names provided to the Conflict Free Smelter List and other known conflict minerals industry certifications; and

•                  Identification of invalid smelter names provided by suppliers.

After receiving the information provided by our due diligence firm, Sanmina also conducted follow-up with certain suppliers, based on factors such as the amount of spend with the supplier during the reporting period, the type of certification held by smelters identified to us by our suppliers and inconsistent answers to Template questions.  Our follow-up was intended to try to clarify the information provided and obtain additional information to aid in our chain of custody investigation.

IV. Additional Information Required by Form SD

The following information is provided in accordance with the instructions to Form SD.

A.            Steps to be Taken to Mitigate Risk that Necessary Conflict Minerals Benefit Armed Groups

During the past year, we have taken the following steps to improve the due diligence we conduct to mitigate the risk that Conflict Minerals contained in the products we manufacture for our customers benefit armed groups in the Covered Countries:

1. We have advanced contract language in agreements between Sanmina and our suppliers that requires suppliers to provide us with accurate information about the source of Conflict Minerals contained in their products.

2. We have sought to improve our suppliers’ understanding of the Rule and to improve their response rate to our queries and the quality of their responses, primarily through enhancing our supplier requirements documents and through follow-up conversations during our due diligence process. In addition, we continue to follow up with suppliers who have not returned completed Templates to us.

3. We will bring to the attention of our customers the discovery of information that leads us to conclude that the sourcing of components or materials for our engagement with them benefits armed groups in the Covered Countries and, should the customer so determine, cooperate with the customer to change the supplier. We have worked with several of our customers during 2014 to share Conflict Minerals information obtained from suppliers and to combine efforts in certain due diligence areas.

(2) The Conflict Free Smelter List is generally understood to contain the names of smelters from whom procurement of Conflict Minerals does not benefit armed groups in the Covered Countries. However, we do not express an opinion as to whether or not the sourcing of Conflict Minerals from these smelters actually does not benefit armed groups in the Covered Countries.

4.  As a member of the EICC, we monitor the work of the EICC’s e-Sustainability Initiative’s (EICC-GeSI) Conflict Free Sourcing Initiative to obtain better visibility into the sourcing and practices of smelters, to support the refinement and expansion of the Conflict Free Smelter List and to improve our Conflict Minerals due diligence process generally.

5.  We have continued to refine our due diligence process in accordance with the OECD Guidance and supplements.

B.            Facilities Used to Process Necessary Conflict Minerals, If Known, For Sanmina Products

Below is a list of smelters and refineries that we believe, based upon our due diligence, were used to process the Conflict Minerals contained in our products during 2014.

Metal	Smelter or Refinery Facility Name

Gold	Advanced Chemical Company

Gold	Aida Chemical Industries Co. Ltd.*

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*

Gold	Almalyk Mining and Metallurgical Complex (AMMC)

Gold	AngloGold Ashanti Córrego do Sítio Minerção*

Gold	Argor-Heraeus SA*

Gold	Asahi Pretec Corporation*

Gold	Asaka Riken Co Ltd**

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*

Gold	Aurubis AG*

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Gold	Bauer Walser AG

Gold	Boliden AB*

Gold	C. Hafner GmbH + Co. KG*

Gold	Caridad

Gold	CCR Refinery - Glencore Canada Corporation*

Gold	Cendres & Métaux SA**

Gold	Chimet S.p.A.*

Gold	China National Gold Group Corporation

Gold	Chugai Mining

Gold	Colt Refining

Gold	Daejin Indus Co. Ltd

Gold	Daye Non-Ferrous Metals Mining Ltd.

Gold	Do Sung Corporation

Gold	Doduco

Gold	Dowa Mining Co., Ltd.*

Gold	Eco-System Recycling Co., Ltd.*

Gold	FSE Novosibirsk Refinery

Gold	Gansu Seemine Material Hi-Tech Co Ltd

Gold	Guangdong Jinding Gold Limited

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.

Gold	Heimerle + Meule GmbH*

Gold	Heraeus Ltd. Hong Kong*

Gold	Heraeus Precious Metals GmbH & Co. KG*

Gold	Hunan Chenzhou Mining Group Co., Ltd.

Gold	Hwasung CJ Co. Ltd

Metal	Smelter or Refinery Facility Name

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited

Gold	Ishifuku Metal Industry Co., Ltd.*

Gold	Istanbul Gold Refinery*

Gold	Japan Mint*

Gold	Jiangxi Copper Company Limited

Gold	Johnson Matthey Inc*

Gold	Johnson Matthey Ltd*

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*

Gold	JSC Uralelectromed*

Gold	JX Nippon Mining & Metals Co., Ltd.*

Gold	Kazzinc Inc.*

Gold	Kennecott Utah Copper LLC*

Gold	Kojima Chemicals Co., Ltd*

Gold	Korea Metal Co. Ltd

Gold	Kyrgyzaltyn JSC

Gold	L’ azurde Company For Jewelry*

Gold	Lingbao Gold Company Ltd.

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.

Gold	LS-NIKKO Copper Inc.*

Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd

Gold	Materion*

Gold	Matsuda Sangyo Co., Ltd.*

Gold	Metalor Technologies (Hong Kong) Ltd*

Gold	Metalor Technologies (Singapore) Pte. Ltd.*

Gold	Metalor Technologies SA*

Gold	Metalor USA Refining Corporation*

Gold	Met-Mex Peñoles, S.A.*

Gold	Mitsubishi Materials Corporation*

Gold	Mitsui Mining and Smelting Co., Ltd.*

Gold	Moscow Special Alloys Processing Plant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*

Gold	Navoi Mining and Metallurgical Combinat

Gold	Nihon Material Co. LTD*

Gold	Ohio Precious Metals, LLC*

Gold	Ohura Precious Metal Industry Co., Ltd*

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*

Gold	OJSC Kolyma Refinery

Gold	PAMP SA*

Gold	Penglai Penggang Gold Industry Co Ltd

Gold	Prioksky Plant of Non-Ferrous Metals

Gold	PT Aneka Tambang (Persero) Tbk*

Gold	PX Précinox SA*

Gold	Rand Refinery (Pty) Ltd*

Gold	Republic Metals Corporation*

Metal	Smelter or Refinery Facility Name

Gold	Royal Canadian Mint*

Gold	Sabin Metal Corp.

Gold	Samduck Precious Metals

Gold	Sanwon Metals Corp.

Gold	Schone Edelmetaal B.V.*

Gold	SEMPSA Joyería Platería SA*

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*

Gold	Sichuan Tianze Precious Metals Co., Ltd*

Gold	So Accurate Group, Inc.

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals**

Gold	Solar Applied Materials Technology Corp.*

Gold	Sumitomo Metal Mining Co., Ltd.*

Gold	Super Dragon Technology Co., Ltd.

Gold	Tanaka Kikinzoku Kogyo K.K.*

Gold	The Great Wall Gold and Silver Refinery of China

Gold	The Refinery of Shandong Gold Mining Co. Ltd*

Gold	Tokuriki Honten Co., Ltd*

Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.

Gold	Torecom**

Gold	Umicore Brasil Ltda*

Gold	Umicore Precious Metals Thailand*

Gold	Umicore SA Business Unit Precious Metals Refining*

Gold	United Precious Metal Refining, Inc.*

Gold	Valcambi SA*

Gold	Western Australian Mint trading as The Perth Mint*

Gold	Yamamoto Precious Metal Co., Ltd.**

Gold	Yokohama Metal Co Ltd**

Gold	Yunnan Copper Industry Co Ltd

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*

Gold	Zijin Mining Group Co. Ltd*

Tantalum	Changsha South Tantalum Niobium Co., Ltd.*

Tantalum	Conghua Tantalum and Niobium Smeltry*

Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.*

Tantalum	Exotech Inc.*

Tantalum	F&X Electro-Materials Ltd.*

Tantalum	Global Advanced Metals Aizu*

Tantalum	Global Advanced Metals Boyertown*

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch*

Tantalum	H.C. Starck Co., Ltd.*

Tantalum	H.C. Starck GmbH Goslar*

Tantalum	H.C. Starck GmbH Laufenburg*

Tantalum	H.C. Starck Hermsdorf GmbH*

Tantalum	H.C. Starck Inc.*

Metal	Smelter or Refinery Facility Name

Tantalum	H.C. Starck Ltd.*

Tantalum	H.C. Starck Smelting GmbH & Co.KG*

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*

Tantalum	Hi-Temp Specialty Metals, Inc.*

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*

Tantalum	Jiujiang Tanbre Co., Ltd.*

Tantalum	KEMET Blue Metals*

Tantalum	Kemet Blue Powder*

Tantalum	King-Tan Tantalum Industry Ltd*

Tantalum	LSM Brasil S.A.*

Tantalum	Metallurgical Products India (Pvt.) Ltd.*

Tantalum	Mineração Taboca S.A.*

Tantalum	Mitsui Mining and Smelting Co., Ltd.*

Tantalum	Molycorp Silmet A.S.*

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*

Tantalum	Plansee SE Liezen*

Tantalum	Plansee SE Reutte*

Tantalum	QuantumClean*

Tantalum	RFH Tantalum Smeltry Co., Ltd*

Tantalum	Shanghai Jiangxi Metals Co., Ltd.

Tantalum	Solikamsk Metal Works*

Tantalum	Taki Chemicals*

Tantalum	Telex*

Tantalum	Ulba*

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd*

Tantalum	Zhuzhou Cement Carbide*

Tin	Alpha*

Tin	China Rare Metal Materials Company*

Tin	China Tin Group Co., Ltd.**

Tin	CNMC (Guangxi) PGMA Co. Ltd.

Tin	Cooper Santa**

Tin	CV Gita Pesona**

Tin	CV Makmur Jaya

Tin	CV Nurjanah

Tin	CV Serumpun Sebalai

Tin	CV United Smelting*

Tin	Dowa Mining Co., Ltd.*

Tin	Empresa Metallurgica Vinto*

Tin	Estanho de Rondônia S.A.

Tin	Fenix Metals**

Tin	Gejiu Kai Meng Industry and Trade LLC

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*

Tin	Gejiu Zi-Li

Tin	Huichang Jinshunda Tin Co. Ltd

Metal	Smelter or Refinery Facility Name

Tin	Jiangxi Nanshan

Tin	Kai Unita Trade Limited Liability Company

Tin	Linwu Xianggui Smelter Co

Tin	Magnu’s Minerais Metais e Ligas LTDA*

Tin	Malaysia Smelting Corporation (MSC)*

Tin	Materials Eco-Refining CO.,LTD

Tin	Melt Metais e Ligas S/A*

Tin	Metallo Chimique*

Tin	Mineração Taboca S.A.*

Tin	Minsur*

Tin	Mitsubishi Materials Corporation*

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company**

Tin	Novosibirsk Integrated Tin Works

Tin	O.M. Manufacturing (Thailand) Co., Ltd.**

Tin	O.M. Manufacturing Philippines, Inc.**

Tin	Operaciones Metalurgical S.A.*

Tin	PT Alam Lestari Kencana

Tin	PT Artha Cipta Langgeng**

Tin	PT ATD Makmur Mandiri Jaya*

Tin	PT Babel Inti Perkasa*

Tin	PT Babel Surya Alam Lestari

Tin	PT Bangka Kudai Tin

Tin	PT Bangka Putra Karya*

Tin	PT Bangka Timah Utama Sejahtera

Tin	PT Bangka Tin Industry*

Tin	PT Belitung Industri Sejahtera*

Tin	PT BilliTin Makmur Lestari**

Tin	PT Bukit Timah*

Tin	PT DS Jaya Abadi*

Tin	PT Eunindo Usaha Mandiri*

Tin	PT Fang Di MulTindo

Tin	PT HANJAYA PERKASA METALS

Tin	PT HP Metals Indonesia

Tin	PT Inti Stania Prima**

Tin	PT Justindo**

Tin	PT Karimun Mining**

Tin	PT Koba Tin

Tin	PT Mitra Stania Prima*

Tin	PT Panca Mega Persada*

Tin	PT Pelat Timah Nusantara Tbk

Tin	PT Prima Timah Utama*

Tin	PT Refined Banka Tin*

Tin	PT Sariwiguna Binasentosa*

Tin	PT Seirama Tin investment

Metal	Smelter or Refinery Facility Name

Tin	PT Singkep Times Utama

Tin	PT Stanindo Inti Perkasa*

Tin	PT Sumber Jaya Indah**

Tin	PT Supra Sukses Trinusa

Tin	PT Tambang Timah*

Tin	PT Timah (Persero), Tbk*

Tin	PT Tinindo Inter Nusa*

Tin	PT Tommy Utama

Tin	PT Yinchendo Mining Industry

Tin	RUI DA HUNG**

Tin	Soft Metais, Ltda.**

Tin	Thaisarco*

Tin	VQB Mineral and Trading Group JSC**

Tin	White Solder Metalurgia e Mineração Ltda.*

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.**

Tin	Yunnan Tin Company Limited*

Tungsten	A.L.M.T. Corp.**

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.**

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.**

Tungsten	Dayu Weiliang Tungsten Co., Ltd.

Tungsten	Fujian Jinxin Tungsten Co., Ltd.**

Tungsten	Ganxian Shirui New Material Co., Ltd.

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.**

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*

Tungsten	Global Tungsten & Powders Corp.*

Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.**

Tungsten	H.C. Starck GmbH**

Tungsten	H.C. Starck Smelting GmbH & Co.KG**

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.*

Tungsten	Japan New Metals Co., Ltd.*

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.

Tungsten	Jiangxi Richsea New Materials Co., Ltd.

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.**

Tungsten	Kennametal Fallon

Tungsten	Kennametal Huntsville

Tungsten	Malipo Haiyu Tungsten Co., Ltd.*

Metal	Smelter or Refinery Facility Name

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC**

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*

Tungsten	Wolfram Bergbau und Hütten AG*

Tungsten	Wolfram Company CJSC

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*

Tungsten	Xiamen Tungsten Co., Ltd.*

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.**

Countries of Origin of the Conflict Minerals processed by these facilities are believed to include:

Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC - Congo (Kinshasa), Estonia, Ethiopia, Germany, Ghana, India, Indonesia, Japan, Malaysia, Mexico, Mongolia, Mozambique, Namibia, Niger, Papua New Guinea, Peru, Phillipines, Russia, Rwanda, Saudi Arabia, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Vietnam, Zimbabwe.

C.            Country of Origin of Necessary Conflict Minerals Contained in Sanmina Products, If Known

See subsection B above for a list of countries from which we believe the Conflict Minerals contained in our products were sourced during 2014.

D.            Efforts to Determine Mine or Location of Origin

Other than the information provided in subsection B above concerning the country of origin and processing facilities of the Conflict Minerals contained in our products, we were not able to determine the mine or location of origin of the Conflict Minerals used in our products and believed to be sourced from the Covered Countries. We believe that our continued participation in the EICC, and continuing to seek information from suppliers through our due diligence procedures, represents the most reasonable and appropriate measures we can currently take to determine the mines or locations of origin of the Conflict Minerals in our supply chain.

* Smelter name included on the Conflict Free Smelter and Refiner List.

** Smelter Name included on the Active Smelters and Refiners List, which is a list of smelters that is currently undergoing an audit by the Conflict Free Smelter Program developed by the EICC and Global e-Sustainability Initiative (GeSI) to enhance company capability to verify the responsible sourcing of metals.